AMENDMENT TO THE DISTRIBUTION AGREEMENT

This Amendment is made and entered into as of this 29 day of August 2011 (the “Amendment”) by and among INSPIRE MD LTD (“Supplier”) and Bosti Trading Ltd. (“Distributor”).

Whereas	The parties have executed the Distribution Agreement Nr: COD-006-11 dated 5/26/ 2011 attached hereto as Exhibit A (the “Original Agreement”); and

Whereas	The parties wish to amend the Original Agreement as detailed in this Amendment.

NOWTHEREFORE, the parties to this Amendment agree as follows:

1.	Capitalized terms used herein and not otherwise defined shall have the respective meaning ascribed to them in the Original Agreement.

2.	The parties wish to amend the Original Agreement as provided in this Amendment.

3.	In the first line of Section 1.3 of the Original Agreement after the words “as its” to add the words “sole and”.

4.	At the end of Section 1.5(a) to add the following sentence:

“The Supplier should provide Instructions For Use and Product information Brochures to the Distributor in the English language.”

5.	At the end of Section 4.1(a) to add the following sentence:

“Should Distributor ask that Supplier shall provide practical training for the Distributors’ Sales Personnel such training shall be carried out at Supplier’s facilities in Israel not more than one time during the Term. Dates for such training shall be agreed between the parties at least 45 days prior to the commencement of such training. Each party shall bear its own costs and expenses related to such training. Any additional training required by Distributor during the Term and its terms and conditions will be agreed between the parties”

6.	To delete Section 9.3 at its entirety.

7.	In the fifth line of Section 10.3 of the Original Agreement after the words “Distribution Agreement” to add the following:

“which shall purchase all or substantially all of Supplier’s assets or merge with Supplier;”

8.	In Section 10.8 of the Original Agreement to delete the following provision: “The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of Tel-Aviv, Israel any dispute or matter arising out of, or connected with, this Agreement or the termination thereof”.

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By replacing it with the following provisions:

“SHOULD EITHER PARTY FILE SUIT AGAINST THE OTHER, SUCH SUIT MUST BE FILED IN THE DOMICILE OF THE INITIAL DEFENDING PARTY (I.E., IF SUPPLIER IS THE INITIAL DEFENDING PARTY, THE COURTS LOCATED IN TEL AVIV, ISRAEL; AND IF DISTRIBUTOR IS THE INITIAL DEFENDING PARTY, THE COURTS LOCATED IN NICOSIA, CYPRUS). FOR SUCH PURPOSE ONLY, BOTH PARTIES AGREE TO SUBMIT TO THE PERSONAL AND EXCLUSIVE JURISDICTION OF SUCH COURTS AND TO WAIVE ANY OBJECTION AS TO VENUE OR “INCONVENIENT FORUM.”

9.	Except for the changes in the Original Agreement set forth above, the provisions of the Original Agreement shall remain in full force and effect.

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be signed in their respective names:

/s/ Asher Holzer		/s/ K. Scordis
INSPIREMD LTD		Bosti Trading Ltd.

By:	Asher Holzer	By:	K. Scordis

Title:	President	Title:	Director

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